Exhibit 10.1

EXECUTION VERSION

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of August 12, 2016 by and between INC Research Holdings, Inc., a Delaware corporation (the “Company”), Avista Capital Partners II, L.P., a Delaware limited partnership (“Avista”), Avista Capital Partners (Offshore) II, L.P., a Bermuda exempted limited partnership, Avista Capital Partners (Offshore) II-A, L.P., a Bermuda exempted limited partnership (collectively, the “Avista Funds”), 1829356 Ontario Limited, a corporation formed under the laws of the Province of Ontario and wholly-owned subsidiary of Ontario Teachers’ Pension Plan Board (“Teachers”), ACP INC Research Co-Invest, LLC, a Delaware limited liability company (the “Avista Syndication Vehicle”), INC Research Mezzanine Co-Invest, LLC, a Delaware limited liability company (the “Mezzanine Co-Invest Vehicle”) (collectively, the “Sellers”).

Background

A. The Sellers collectively beneficially own 8,063,850 shares of the Company’s Class A common stock, $0.01 par value per share (“Common Stock”);

B. The Sellers intend to sell in an underwritten public offering (the “Public Offering”) a portion of their shares of Common Stock (such portion, the “Underwritten Shares”);

C. The Sellers intend to sell to the Company, and the Company intends to purchase from the Sellers, in a private, non-underwritten transaction, a portion of the shares of Common Stock held by the Sellers at the price and upon the terms and conditions provided in this Agreement (the “Repurchase”) if the Sellers sell shares in the Public Offering within the time frames referenced herein;

D. The Company intends to use cash on hand and borrowings from its revolving credit agreement to complete the Repurchase;

E. The consummation of the Repurchase is contingent upon the consummation of the Public Offering;

F. The members of the Board of Directors of the Company who are not affiliated with the Sellers (the “Disinterested Directors”) deliberated outside of the presence of the interested directors to determine whether to authorize and to negotiate the terms of the Repurchase; and

G. The Disinterested Directors have unanimously approved the Repurchase and the transactions that may be required in connection therewith.

THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1. Repurchase.

(a) Subject to the satisfaction of the terms and conditions set forth herein, each of the Sellers hereby agrees to sell, and the Company agrees to purchase from each of them, the Repurchase Shares at the Per Share Purchase Price, each of such terms as set forth on Schedule A hereto. At the Closing (as defined below), subject to the satisfaction of the terms and conditions set forth herein, each of the Sellers agrees to sell the Repurchase Shares to the Company, and the Company hereby agrees to purchase each such Repurchase Share from each of the Sellers at the Per Share Purchase Price.

(b) The obligations of the Sellers to sell and the Company to purchase the Repurchase Shares shall be conditioned upon each of: (i) the execution of an underwriting agreement by and among the Company, the Sellers and the underwriter named therein related to the Public Offering (the “Underwriting Agreement”) within four business days after the date hereof; and (ii) the closing of the Public Offering immediately prior to the Repurchase pursuant to the Underwriting Agreement no later than ten business days from the date of the Underwriting Agreement.

(c) The closing of the Repurchase (the “Closing”) shall occur immediately after the closing of the Public Offering, or at such other time or place after the Public Offering as may be agreed upon by the Company and the Sellers. At the Closing, the Sellers shall deliver to the Company or as instructed by the Company duly executed stock powers relating to the Repurchase Shares, as applicable, and the Company agrees to deliver to the Sellers an aggregate dollar amount equal to the product of the Per Share Purchase Price and the total number of Repurchase Shares by wire transfer of immediately available funds.

2. Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Sellers that:

(a) All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by the Company of this Agreement and for the purchase and receipt of the Repurchase Shares to be purchased by the Company hereunder, have been obtained; and the Company has full right, power and authority to enter into this Agreement and to purchase and receive the Repurchase Shares to be purchased by the Company hereunder.

(b) The Company is a corporation duly organized and existing under the laws of the State of Delaware.

(c) This Agreement has been duly authorized, executed and delivered by the Company.

(d) The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the material terms or provisions of, or constitute a default under any material indenture, material mortgage, material deed of trust, material loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational documents, as applicable, of the Company or (iii) violate any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a material adverse effect on the business, management, financial position or results of operations of the Company and its subsidiaries, taken as a whole or the ability of the Company to consummate the Repurchase (a “Material Adverse Effect”), in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement.

3. Sellers Representations. In connection with the transactions contemplated hereby, each of the Sellers, severally and not jointly, represents and warrants to the Company that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Sellers of this Agreement and for the sale and delivery of the Repurchase Shares to be sold by the Sellers hereunder, have been obtained; and the Sellers have full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by the Sellers hereunder.

(b) This Agreement has been duly authorized, executed and delivered by each of the Sellers.

(c) The sale of the Repurchase Shares to be sold by the Sellers hereunder and the compliance by the Sellers with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, material mortgage, material deed of trust, material loan agreement or other material agreement or instrument to such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller is subject, or (ii) result in any violation of the provisions of any (x) organizational or similar documents pursuant to which the Sellers were formed or (y) any applicable statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over the Sellers or the property of the Sellers; except in the case of clause (i) or clause (ii)(y), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of the Sellers’ obligations hereunder or would not have a Material Adverse Effect upon the Sellers.

(d) As of the date hereof and immediately prior to the delivery of the Repurchase Shares to the Company at the Closing, the Sellers hold and will hold valid title to the Repurchase Shares, and hold and will hold such Repurchase Shares free and clear of all liens, encumbrances, equities or claims.

(e) The Sellers (either individually or each together with their advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase. The Sellers have had the opportunity to ask questions and receive answers concerning the terms and conditions of the Repurchase as they have requested. The Sellers have received all information that it believes is necessary or appropriate in connection with the Repurchase. The Sellers acknowledge that the Sellers have not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Sellers in this Agreement.

4. Termination. This Agreement shall automatically terminate and be of no further force and effect in the event that any of the conditions in paragraph 1(b) of this Agreement is not satisfied.

5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile or electronic mail to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Company:

INC Research Holdings, Inc.

3201 Beechleaf Court, Suite 600

Raleigh, North Carolina 27604

Attention: General Counsel

Facsimile No: (919) 334-3666

With a copy to (which shall not constitute notice):

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Attention: Donald R. Reynolds, Esq.

Facsimile No: (919) 781-4865

To any Avista Funds:

Avista Capital Holdings, L.P.

65 East 55th Street

New York, New York 10022

Attention: Ben Silbert, Esq.

Facsimile No.: (212) 593-6901

With a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Faiza Rahman, Esq.

Facsimile No: (212) 310-8007

To Teachers:

Ontario Teachers’ Pension Plan Board

5650 Yonge Street, 8th Floor

Toronto, Ontario M2M 4H5

Attention:  Terry Woodward

Stephen Solursh, Esq.

Facsimile: (416) 730-3771

With a copy to (which shall not constitute notice):

John Groenewegen

Osler, Hoskin & Harcourt LLP

100 King Street West, 1 First Canadian Place, Suite 6100, P.O. Box 50

Toronto Ontario M5X 1B8

Canada

Fax: (416)-862-6666

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) Severability. If any term or other provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

(c) No Prior Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the parties hereto with respect to the subject matter hereof.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. This Agreement shall be binding upon and inure solely to the benefit of the Sellers and the Company and their respective successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

(f) No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(g) Governing Law; Jurisdiction. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the parties to this Agreement (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement in any other court, tribunal, forum or proceeding. Each of the parties to this Agreement waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties to this Agreement agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

(h) Remedies. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(i) Amendment and Waiver. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Sellers and the Company.

Any waiver, permit, consent or approval of any kind or character on the part of any such holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

(j) Further Assurances. Each of the Company and the Sellers shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

(k) Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(l) Each of the Company and the Sellers shall bear their own expenses (other than reasonable fees of counsel, which shall be borne by the Company) in connection with the drafting, negotiation, execution and delivery of this Agreement.

[Signatures appear on following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

Company:

INC RESEARCH HOLDINGS, INC.

By:	/s/ Christopher L. Gaenzle
Name:	Christopher L. Gaenzle
Title: Chief Administrative Officer, General Counsel and Secretary

[Signature Page to Stock Repurchase Agreement]

Sellers:

AVISTA CAPITAL PARTNERS II, L.P.
By:	Avista Capital Partners II GP, LLC its General Partner

By:	/s/ David Burgstahler
Name:	David Burgstahler
Title:	Authorized Representative

AVISTA CAPITAL PARTNERS (OFFSHORE) II, L.P.
By:	Avista Capital Partners II GP, LLC its General Partner

By:	/s/ David Burgstahler
Name:	David Burgstahler
Title:	Authorized Representative

AVISTA CAPITAL PARTNERS (OFFSHORE) II-A, L.P.
By:	Avista Capital Partners II GP, LLC its General Partner

By:	/s/ David Burgstahler
Name:	David Burgstahler
Title:	Authorized Representative

ACP INC RESEARCH CO-INVEST, LLC
By:	Avista Capital Partners II GP, LLC its Manager

By:	/s/ David Burgstahler
Name:	David Burgstahler
Title:	Authorized Representative

INC RESEARCH MEZZANINE CO-INVEST, LLC
By:	Avista Capital Partners II GP, LLC its Manager

By:	/s/ David Burgstahler
Name:	David Burgstahler
Title:	Authorized Representative

Sellers: (continued)

1829356 ONTARIO LIMITED

By:	/s/ Terry Woodward
Name:	Terry Woodward
Title:	Authorized Signatory

[Signature Page to Stock Repurchase Agreement]

SCHEDULE A

To Stock Repurchase Agreement

Dated August 12, 2016

The “Repurchase Shares” means 1,500,000 shares of Common Stock.

The “Per Share Purchase Price” for each Repurchase Share shall be equal to $43.00 per share.